Exhibit 99.1

News Release

TESCO Corporation Enters into Arrangement Agreement with Nabors Industries Ltd. in Stock-for-Stock Combination

•	Each TESCO share exchanged for 0.68 of Nabors common shares, representing a 19% premium to the closing price of TESCO’s shares on August 11, 2017

•	Transaction value represents a 30% premium to TESCO’s enterprise value (based on TESCO’s cash balance as of June 30, 2017)

•	Transaction creates a leading rig equipment, tubular services and drilling automation provider

•	Accelerates development and adoption of rig automation technology

•	Transaction expected to close in fourth quarter of 2017

HOUSTON, August 14, 2017 — Tesco Corporation (“TESCO” or the “Company”) (NASDAQ: TESO) today announced that it has entered in to an Arrangement Agreement (“Agreement”) with Nabors Industries Ltd. (“Nabors”) (NYSE: NBR) to combine with Nabors in a stock-for-stock transaction. TESCO shareholders will be issued 0.68 common shares of Nabors for each outstanding share of common stock of TESCO. Upon consummation of this transaction, TESCO shareholders will own approximately 10% of the outstanding shares of Nabors. The transaction has been approved by the board of directors of both companies and is subject to approval by TESCO security holders and satisfaction of customary closing conditions and regulatory approvals, including court approval required by Section 3(a)(10) of the Securities Act of 1933, as amended.

This transaction values TESCO common stock at $4.62 per share based on Nabors closing share price of $6.80 on the New York Stock Exchange on August 11, 2017. This represents a premium of 19% to TESCO’s closing price on the NASDAQ Stock Market on the same date, and represents a premium of 30% to TESCO’s enterprise value based on TESCO’s June 30, 2017 cash balance.

Michael W. Sutherlin, TESCO’s Non-Executive Chairman of the Board said “With this transaction, TESCO will now have an expanded platform, which will allow for acceleration of its strategy and increase the potential for market share gains around key industry trends. The combination will provide significant value to TESCO shareholders by participating in a stronger and broader offering of complementary rig equipment product lines and tubular services.”

“The addition of TESCO to our company represents another step forward for both our rig equipment and Nabors Drilling Solutions business. TESCO is respected for the quality of their product offerings and aftermarket service levels. I am eager to realize the benefits to our combined customers and shareholder groups that this combination will provide,” said Nabors’ Chairman, President and Chief Executive Officer Anthony G. Petrello.

Fernando Assing, TESCO’s President and Chief Executive Officer, commented, “This is a very exciting opportunity to combine two world class companies that are highly focused on delivering best in class services to the oil and gas industry. This combination will further reinforce Nabors position as a leading rig equipment and drilling automation provider by integrating TESCO’s advanced tubular services technology and products into the Nabors global rig footprint and NDS services. The new expanded platform also creates significant career opportunities for TESCO’s employees as part of a much larger international organization.”

J.P. Morgan Securities LLC served as exclusive financial advisor and Norton Rose Fulbright served as legal advisor to TESCO.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States, Canada and the European Union.

For further information please contact:

Chris Boone (713) 359-7000

Senior Vice President and Chief Financial Officer

Tesco Corporation

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed transaction anticipates that the sale of Nabors shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Nabors shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed transactions, TESCO intends to file with the SEC a proxy statement in respect of the meeting of its security holders to approve the Arrangement, and other relevant documents to be mailed by TESCO to its security holders in connection with the Arrangement. TESCO’s proxy statement will also be filed with the Canadian securities regulators.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS RELATED TO THE TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about TESCO, Nabors, and the proposed transactions. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, a copy of TESCO’s proxy statement (when it becomes available) may be obtained free of charge from TESCO’s investor relations website at http://www.tescocorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by TESCO, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

TESCO and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies for its security holder approvals to be obtained for the Transaction. Information regarding TESCO’s directors and executive officers is available in its proxy statement filed with the SEC by TESCO on March 27, 2017 in connection with its 2017 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available. As noted above, you can obtain free copies of this document from the website maintained by the SEC at www.sec.gov and from the Company using the contact information above.

No Offer or Solicitation

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Regarding Forward-Looking Information

This news release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “forecast,” “target,” “project,” “may,” “will,” “should,” “could,” “estimate,” “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Such forward-looking statements may include, but are not limited to, statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including required security holder approvals and court approval pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended; the benefits of such transaction and its impact on the participants’ businesses; various events which could disrupt the Company’s or Nabors’ operations; any projections of economic prospects, earnings, revenues or other financial items; any statements regarding the plans, strategies and objectives for future operations; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions, such as interest rate, commodity prices and currency exchange rate fluctuations; any statements regarding timing of development or potential expansion or improvements; any statements regarding commodity prices; and any statements of assumptions underlying any of the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Nabors’ ability to successfully integrate the operations and employees of Nabors and the Company as well as the ability to ensure continued performance or market growth of the Company’s business and operations.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this news release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, in addition to those transaction specific risks referenced above, the impact of: levels and volatility of oil and gas prices; cyclical nature of the energy industry and credit risks of our customers; fluctuations of our revenue and earnings; operating hazards inherent in our operations; changes in governmental regulations, including those related to the climate and hydraulic fracturing; consolidation or loss of our customers; the highly competitive nature of our business; technological advancements and trends in our industry, and improvements in our competitors’ products; global economic and political environment, and financial markets; terrorist attacks, natural disasters and pandemic diseases; our presence in international markets, including political or economic instability, currency restrictions and trade and economic sanctions; cybersecurity incidents; protecting and enforcing our intellectual property rights; changes in, or our failure to comply with, environmental regulations; failure of our manufactured products and claims under our product warranties; availability of raw materials, component parts and finished products to produce our products, and our ability to deliver the products we manufacture in a timely manner; retention and recruitment of a skilled workforce and key employees; and ability to identify and complete acquisitions. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available through www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and through www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.